EXHIBIT 99.1
Pega Drives Record Cash Flow Through Q3 2023
•Operating cash flow reaches $138 million through Q3 2023 (free cash flow reaches $124 million)
•Pega Cloud gross margin continues to improve, reaching 74% through Q3 2023
•Annual contract value grows 12% year over year (10% in constant currency)
CAMBRIDGE, Mass. — October 25, 2023 — Pegasystems Inc., the low-code platform provider empowering the world’s leading enterprises to Build for Change®, released its financial results for the third quarter of 2023.
“In Q3, we launched Pega Infinity ’23, with highly advanced and practical GenAI capabilities,” said Alan Trefler, Founder and CEO. “Our ability to create enterprise-class workflows in seconds using our GenAI capabilities is game-changing, and clients are amazed when they see what they can do with our technology.”
“Balancing growth and free cash flow is critical to achieving lasting value, and I’m pleased with our momentum,” said Ken Stillwell, COO and CFO. “We drove record free cash flow in the first three quarters of 2023, and ACV grew by double digits.”
Financial and performance metrics (1)

ACV Growth
12% (10% Constant Currency)
Since September 30, 2022
$1,200M
$1,150M
$1,100M
$1,050M
$1,000M
$950M
$900M
$1,040M
$1,169M
Q3 22
Q3 23

1 Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.

EXHIBIT 99.1
(continued)
Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	Q3 22	Q3 23	1-Year Change
ACV	$1,040	$1,169	12%
Impact of changes in foreign exchange rates	—	(22)
Constant Currency ACV	$1,040	$1,147	10%
Note: Constant currency ACV is calculated by applying the Q3 2022 foreign exchange rates to all periods shown.
Cash Flow Growth
Note: Starting in the third quarter of 2023, the Company has calculated free cash flow as cash provided by (used in) operating activities less investments in property and equipment. To ensure comparability, previously disclosed amounts have been updated. For more information, please refer to the schedules included at the end of this release.

EXHIBIT 99.1
(continued)

Backlog Growth
10% (7% Constant currency)
$1,500M
$1,250M
$1,000M
$750M
$500M
$250M
$0M
$1,148M
$618
$530
$1,265M
$686
$579
Q3 2022
Q3 2023
Current
Long-term

(Dollars in thousands, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Total revenue	$334,643	$270,731	24%	$958,383	$921,375	4%
Net (loss) - GAAP	$(7,279)	$(93,520)	92%	$(74,857)	$(380,195)	80%
Net income (loss) - non-GAAP	$37,595	$(27,498)	*	$58,018	$(8,730)	*
Diluted (loss) per share - GAAP	$(0.09)	$(1.14)	92%	$(0.90)	$(4.65)	81%
Diluted earnings (loss) per share - non-GAAP	$0.44	$(0.34)	*	$0.69	$(0.11)	*
* not meaningful

(Dollars in thousands)	Three Months Ended September 30,				Change		Nine Months Ended September 30,				Change
	2023		2022				2023		2022
Pega Cloud	$118,040	35%	$97,359	36%	$20,681	21%	$340,982	36%	$281,182	31%	$59,800	21%
Maintenance	83,538	25%	77,526	29%	6,012	8%	245,210	25%	235,568	25%	9,642	4%
Subscription services	201,578	60%	174,885	65%	26,693	15%	586,192	61%	516,750	56%	69,442	13%
Subscription license	74,342	22%	31,112	11%	43,230	139%	200,066	21%	210,245	23%	(10,179)	(5)%
Subscription	275,920	82%	205,997	76%	69,923	34%	786,258	82%	726,995	79%	59,263	8%
Perpetual license	2,747	1%	9,223	3%	(6,476)	(70)%	4,729	—%	18,929	2%	(14,200)	(75)%
Consulting	55,976	17%	55,511	21%	465	1%	167,396	18%	175,451	19%	(8,055)	(5)%
	$334,643	100%	$270,731	100%	$63,912	24%	$958,383	100%	$921,375	100%	$37,008	4%
Quarterly conference call
A conference call and audio-only webcast will be conducted the following day at 8:00 a.m. EDT on Thursday, October 26, 2023.

Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1-877-407-9039 (domestic), 1-201-689-8470 (international), or via webcast (https://viavid.webcasts.com/starthere.jsp?ei=1636774&tp_key=0bfa15da66) by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
Discussion of non-GAAP financial measures
Our non-GAAP financial measures should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe that these measures help investors understand our core operating results and prospects, consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. They are not a substitute for financial measures prepared under U.S. GAAP. Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually or variations of such words and other similar expressions identify forward-looking statements, which speak only as of the date the statement was made and are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•management of our transition to a more subscription-based business model;
•variation in demand for our products and services, including among clients in the public sector;
•reliance on key personnel;
•global economic and political conditions and uncertainty, including impacts from public health emergencies and the war in Ukraine;
•reliance on third-party service providers, including hosting providers;
•compliance with our debt obligations and covenants;
•the potential impact of our convertible senior notes and Capped Call Transactions;
•foreign currency exchange rates;
•the potential legal and financial liabilities and damage to our reputation due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;
•our ongoing litigation with Appian Corp.;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2022, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results included in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events, or otherwise.
Any forward-looking statements in this press release represent our views as of October 25, 2023.

About Pegasystems
Pega provides a powerful low-code platform that empowers the world's leading enterprises to Build for Change®. Clients use our AI-powered decisioning and workflow automation to solve their most pressing business challenges - from personalizing engagement to automating service to streamlining operations. Since 1983, we've built our scalable and flexible architecture to help enterprises meet today's customer demands while continuously transforming for tomorrow. For more information on Pegasystems (NASDAQ: PEGA), visit www.pega.com.
Press contact:
Lisa Pintchman
VP, Corporate Communications
lisapintchman.rogers@pega.com
617-866-6022
Twitter: @pega
Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Subscription services	$201,578	$174,885	$586,192	$516,750
Subscription license	74,342	31,112	200,066	210,245
Consulting	55,976	55,511	167,396	175,451
Perpetual license	2,747	9,223	4,729	18,929
Total revenue	334,643	270,731	958,383	921,375
Cost of revenue
Subscription services	35,906	34,541	109,553	103,104
Subscription license	629	628	1,971	1,923
Consulting	57,204	57,778	176,262	171,162
Perpetual license	24	103	51	173
Total cost of revenue	93,763	93,050	287,837	276,362
Gross profit	240,880	177,681	670,546	645,013
Operating expenses
Selling and marketing	131,598	153,517	425,253	472,951
Research and development	74,955	75,342	224,262	221,173
General and administrative	27,321	26,043	73,893	94,530
Restructuring	17,822	—	21,450	—
Total operating expenses	251,696	254,902	744,858	788,654
(Loss) from operations	(10,816)	(77,221)	(74,312)	(143,641)
Foreign currency transaction gain (loss)	1,994	3,826	(3,971)	8,415
Interest income	2,532	520	5,831	1,036
Interest expense	(1,533)	(1,992)	(5,229)	(5,882)
(Loss) on capped call transactions	(2,294)	(6,876)	(449)	(56,381)
Other income (loss), net	6,383	(29)	18,668	6,497
(Loss) before provision for income taxes	(3,734)	(81,772)	(59,462)	(189,956)
Provision for income taxes	3,545	11,748	15,395	190,239
Net (loss)	$(7,279)	$(93,520)	$(74,857)	$(380,195)
(Loss) per share
Basic	$(0.09)	$(1.14)	$(0.90)	$(4.65)
Diluted	$(0.09)	$(1.14)	$(0.90)	$(4.65)
Weighted-average number of common shares outstanding
Basic	83,336	81,996	82,996	81,842
Diluted	83,336	81,996	82,996	81,842

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$169,023	$145,054
Marketable securities	167,286	152,167
Total cash, cash equivalents, and marketable securities	336,309	297,221
Accounts receivable, net	168,795	255,150
Unbilled receivables, net	199,948	213,719
Other current assets	71,438	80,388
Total current assets	776,490	846,478
Unbilled receivables, net	73,795	95,806
Goodwill	81,437	81,399
Other long-term assets	290,807	333,989
Total assets	$1,222,529	$1,357,672
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,541	$18,195
Accrued expenses	43,624	50,355
Accrued compensation and related expenses	93,511	127,728
Deferred revenue	297,067	325,212
Other current liabilities	18,038	17,450
Total current liabilities	472,781	538,940
Convertible senior notes, net	498,753	593,609
Operating lease liabilities	68,874	79,152
Other long-term liabilities	14,485	15,128
Total liabilities	1,054,893	1,226,829
Total stockholders’ equity	167,636	130,843
Total liabilities and stockholders’ equity	$1,222,529	$1,357,672

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Net (loss)	$(74,857)	$(380,195)
Adjustments to reconcile net (loss) to cash provided by (used in) operating activities
Non-cash items	168,001	372,684
Change in operating assets and liabilities, net	44,776	(5,935)
Cash provided by (used in) operating activities	137,920	(13,446)
Cash (used in) provided by investing activities	(24,176)	10,104
Cash (used in) financing activities	(85,031)	(43,484)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,621)	(5,513)
Net increase (decrease) in cash, cash equivalents, and restricted cash	27,092	(52,339)
Cash, cash equivalents, and restricted cash, beginning of period	145,054	159,965
Cash, cash equivalents, and restricted cash, end of period	$172,146	$107,626

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES
(in thousands, except percentages and per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Net (loss) - GAAP	$(7,279)	$(93,520)	92%	$(74,857)	$(380,195)	80%
Stock-based compensation (1)	31,299	33,774		110,083	93,301
Capped call transactions	2,294	6,876		449	56,381
Legal fees	6,748	4,470		11,066	32,420
Repurchases of convertible senior notes	—	—		(7,855)	—
Restructuring	17,822	—		21,450	—
Interest on convertible senior notes	613	724		1,988	2,163
Amortization of intangible assets	965	1,048		2,977	3,045
Foreign currency transaction (gain) loss	(1,994)	(3,826)		3,971	(8,415)
Other	(5,814)	3,452		(10,285)	(131)
Income tax effects (2)	(7,059)	19,504		(969)	192,701
Net income (loss) - non-GAAP	$37,595	$(27,498)	*	$58,018	$(8,730)	*

Diluted (loss) per share - GAAP	$(0.09)	$(1.14)	92%	$(0.90)	$(4.65)	81%
non-GAAP adjustments	0.53	0.80		1.59	4.54
Diluted earnings (loss) per share - non-GAAP	$0.44	$(0.34)	*	$0.69	$(0.11)	*

Diluted weighted-average number of common shares outstanding - GAAP	83,336	81,996	2%	82,996	81,842	1%
Stock-based compensation	1,945	—		1,332	—
Diluted weighted-average number of common shares outstanding - non-GAAP	85,281	81,996	4%	84,328	81,842	3%
* not meaningful
Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions are expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Legal fees: Includes legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the disputes giving rise to them are not representative of our core business operations and ongoing operational performance.
•Repurchases of convertible senior notes: We have excluded gains from the repurchases of Convertible Senior Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding the impact from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes, due March 1, 2025, in a private placement. We believe that excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Foreign currency transaction (gain) loss: We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Other: We have excluded gains and losses from our venture investments, capital advisory expenses, expenses incurred due to the cancellation of in-person sales and marketing events, and incremental expenses incurred integrating acquisitions. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Diluted weighted-average number of common shares outstanding:
•Stock-based compensation: In periods of non-GAAP income, we've included the dilutive impact of stock-based compensation in our non-GAAP weighted-average shares. In periods of GAAP loss, these shares would have been excluded from our GAAP results as they would be anti-dilutive for GAAP. We believe including the dilutive effect of stock-based compensation in our non-GAAP financial measures in periods of income is helpful to investors as this provides a useful comparison of our operational performance in different periods.
(1) Stock-based compensation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$6,410	$6,797	$22,497	$19,754
Selling and marketing	10,401	12,933	43,410	36,524
Research and development	7,375	7,724	24,286	22,425
General and administrative	7,113	6,320	19,890	14,598
	$31,299	$33,774	$110,083	$93,301
Income tax benefit	$(316)	$(600)	$(1,569)	$(1,505)
(2) Effective income tax rates:

	Nine Months Ended September 30,
	2023	2022
GAAP	(26)%	(100)%
non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including our stock-based compensation plans, research and development tax credits, gains and losses on our capped call transactions, and the valuation allowance on our deferred tax assets in the U.S. and U.K. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including historical and forecasted earnings by jurisdiction, discrete items, and ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan's effective income tax rate as established at the beginning of each year, given tax rate volatility.

PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW (1)
(in thousands, except percentages)

	Nine Months Ended September 30,
	2023		2022		2021
		Margin (2)		Margin (2)		Margin (2)
Cash provided by (used in) operating activities	$137,920	14%	$(13,446)	(1)%	$(5,321)	(1)%
Investment in property and equipment	(14,271)		(22,285)		$(7,089)
Free cash flow	$123,649	13%	$(35,731)	(4)%	$(12,410)	(1)%

Additional information (3)
Legal fees	$5,867		$37,944		$5,750
Restructuring	21,576		—		—
Interest on convertible senior notes	4,134		4,500		4,500
Other	—		3,266		115
	$31,577		$45,710		$10,365

	Three Months Ended			Nine Months Ended September 30, 2023
	March 31, 2023	June 30, 2023	September 30, 2023
Cash provided by operating activities	$68,107	$45,645	$24,168	$137,920
Investment in property and equipment	$(11,487)	$(2,446)	$(338)	$(14,271)
Free cash flow	$56,620	$43,199	$23,830	$123,649

Additional information (3)
Legal fees	$1,515	$1,435	$2,917	$5,867
Restructuring	14,458	3,063	4,055	21,576
Interest on convertible senior notes	2,250	—	1,884	4,134
	$18,223	$4,498	$8,856	$31,577

(1) Our non-GAAP free cash flow is defined as cash provided by (used in) operating activities less investment in property and equipment. Investment in property and equipment fluctuates in amount and frequency and are significantly affected by the timing and size of investments in our facilities. We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings. This information is not a substitute for financial measures prepared under U.S. GAAP. Starting in the third quarter of 2023, the Company has calculated free cash flow as cash provided by (used in) operating activities less investments in property and equipment. To ensure comparability, previously disclosed amounts have been updated.
(2) Operating and Free Cash Flow Margin are calculated by comparing the respective cash flow to Total Revenue.
(3) The additional information discloses items that affect our cash flows and are considered by management not to be representative of our core business operations and ongoing operational performance.
•Legal fees: Includes legal and related fees arising from proceedings outside the ordinary course of business.
•Restructuring: Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes, due March 1, 2025, in a private placement. The Notes accrue interest at an annual rate of 0.75%, payable semi-annually in arrears on March 1 and September 1, beginning September 1, 2020.
•Other: Includes fees related to capital advisory services, canceled in-person sales and marketing events, and incremental costs incurred integrating acquisitions.

PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV. ACV is a performance measure that we believe provides useful information to our management and investors.
In 2023, the Company revised its ACV methodology for maintenance and all contracts less than 12 months as its overall client renewal rate exceeds 90%. The impact of the change was $3 million and 0.3% of Total ACV or less for all quarters in 2022. Previously disclosed ACV amounts have been updated to allow for comparability. This simplification, made possible by improvements to the Company’s financial systems, ensures that ACV for all contract types and lengths is consistently calculated as the total contract value divided by the duration in years. Previously, ACV for maintenance was calculated as the maintenance revenue for the quarter then ended, multiplied by four, and ACV for contracts less than 12 months was equal to the contract’s total value. The Company believes the simplified methodology better represents the current value of its contracts and better aligns its definition with comparable companies.

	September 30, 2023	September 30, 2022	Change
Pega Cloud	$494,571	$421,577	$72,994	17%
Maintenance	319,250	302,763	16,487	5%
Subscription services	813,821	724,340	89,481	12%
Subscription license	355,055	315,241	39,814	13%
	$1,168,876	$1,039,581	$129,295	12%
Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	Q3 22	Q4 22	Q1 23	Q2 23	Q3 23	1-Year Change
ACV	$1,040	$1,126	$1,174	$1,164	$1,169	12%
Impact of changes in foreign exchange rates	—	(26)	(32)	(31)	(22)
Constant Currency ACV	$1,040	$1,100	$1,142	$1,133	$1,147	10%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of September 30, 2023:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Maintenance	Pega Cloud
1 year or less	$202,610	$391,324	$48,427	$4,567	$39,335	$686,263	54%
1-2 years	58,610	239,787	4,356	2,696	3,662	309,111	24%
2-3 years	28,585	121,778	8,518	—	1,100	159,981	13%
Greater than 3 years	17,478	89,870	2,664	—	—	110,012	9%
	$307,283	$842,759	$63,965	$7,263	$44,097	$1,265,367	100%
% of Total	24%	67%	5%	1%	3%	100%
Change since September 30, 2022
	$20,403	$103,121	$(13,055)	$(308)	$7,274	$117,435
	7%	14%	(17)%	(4)%	20%	10%
As of September 30, 2022:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Maintenance	Pega Cloud
1 year or less	$191,045	$328,111	$69,753	$814	$27,968	$617,691	53%
1-2 years	55,141	213,304	4,113	4,505	6,699	283,762	25%
2-3 years	24,496	115,416	1,420	2,252	1,648	145,232	13%
Greater than 3 years	16,198	82,807	1,734	—	508	101,247	9%
	$286,880	$739,638	$77,020	$7,571	$36,823	$1,147,932	100%
% of Total	25%	64%	7%	1%	3%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

	Q3 22	Q3 2023	1 Year Growth Rate
Backlog - GAAP	$1,148	$1,265	10%
Impact of changes in foreign exchange rates	—	(33)
Constant currency backlog	$1,148	$1,232	7%
Note: Constant currency Backlog is calculated by applying the Q3 2022 foreign exchange rates to all periods shown.